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As filed with the Securities and Exchange Commission on June 11, 2002

Registration No. 333-86076

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HealtheTech, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	3841	77-0478611
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

523 Park Point Drive, 3rd Floor
Golden, Colorado 80401
(303) 526-5085
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

James R. Mault, M.D.
Chairman and Chief Executive Officer
523 Park Point Drive, 3rd Floor
Golden, Colorado 80401
(303) 526-5085
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John T. Sheridan, Esq. Anthony T. Kikuta, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Craig E. Dauchy, Esq. James C.T. Linfield, Esq. Michael L. Platt, Esq. Cooley Godward LLP 380 Interlocken Crescent, Suite 900 Broomfield, Colorado 80021 (720) 566-4000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common Stock, $0.001 par value	5,750,000 shares	$16.00	$92,000,000	$8,464

(1)
Estimated pursuant to Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.
(2)
Includes shares which the underwriters have the option to purchase to cover over-allotments, if any.
(3)
$8,464 was previously paid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

        The purpose of this Amendment No. 3 is solely to file certain exhibits to the Registration Statement as set forth below in Item 16(a) of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates, except the SEC registration fee, the NASD filing fee and the Nasdaq listing fee.

SEC registration fee	$8,464
NASD filing fee	9,700
Nasdaq National Market listing fee	100,000
Printing and engraving costs	220,000
Legal fees and expenses	650,000
Accounting fees and expenses	350,000
Blue Sky fees and expenses	5,000
Transfer Agent and Registrar fees	15,000
Miscellaneous expenses	141,836

Total	$1,500,000

Item 14.    Indemnification of Directors and Officers

        As permitted by Section 145 of the Delaware General Corporation Law, the registrant's amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that: (1) the registrant is required to indemnify its directors and executive officers and persons serving in such capacities in other business enterprises at the registrant's request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (2) the registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (3) the registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with defending a proceeding, except that it is not required to advance expenses to a person against whom the registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit; (4) the rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, executive officers and employees; and (5) the registrant may not retroactively amend the bylaw provisions in a way that it adverse to such directors, executive officers and employees in these matters.

        The registrant's policy is to enter into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the bylaws, as well as certain additional procedural protections. In addition, such indemnification agreements provide that the registrant's directors and executive officers will be indemnified to the fullest possible extent not prohibited by law against all expenses, including attorney's fees, and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the registrant, on account of their services as directors or executive officers of the registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the registrant. The registrant will not be obligated pursuant to the indemnification agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the registrant's board of directors or brought to enforce a right to indemnification under the indemnification agreement, the registrant's bylaws or any statute or law. Under the agreements, the registrant is not obligated to indemnify the indemnified party (1) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (2) for any amounts paid in settlement of a proceeding unless the registrant consents to such settlement; (3) with respect to any proceeding brought by the registrant against the indemnified party for willful misconduct, unless a court determines that each of such claims was not made in good faith or was frivolous; (4) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the registrant pursuant to the provisions of §16(b) of the Securities Exchange Act of 1934, and related laws; (5) on account of the indemnified party's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; (6) an account of any conduct from which the indemnified party derived an improper personal benefit; (7) on account of conduct the indemnified party believed to be contrary to the best interests of the registrant or its stockholders; (8) on account of conduct that constituted a breach of the indemnified party's duty of loyalty to the registrant or its stockholders; or (9) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

        The indemnification provision in the bylaws and the indemnification agreements entered into between the registrant and its directors and executive officers may be sufficiently broad to permit indemnification of the registrant's officers and directors for liabilities arising under the Securities Act of 1933.

        Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:

Document	Exhibit Number
Form of Underwriting Agreement	1.1
Certificate of Incorporation of the registrant	3.1
Form of Amended and Restated Certificate of Incorporation of the registrant to be filed upon closing of the offering	3.2
Bylaws of registrant	3.3
Amended and Restated Bylaws of registrant to be filed upon closing of the offering	3.9
Form of Indemnification Agreement entered into by the registrant with each of its directors and executive officers	10.1

Item 15.    Recent Sales of Unregistered Securities

        Since April 1, 1999, we have issued and sold the securities described below:

            1)  From June 22, 1999 to March 31, 2002, we issued options to purchase an aggregate of 2,565,354 Common shares to employees, officers, directors, consultants and other service providers and upon exercise of compensatory options, we issued and sold an aggregate of 154,575 Common shares to optionholders of the Registrant for aggregate consideration of $94,106.50. The sales and grants of the above securities are deemed to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on Rule 701 promulgated under Section 3(b) of the Securities Act, or on Section 4(2) of the Securities Act, and were made without general solicitation or advertising.

            2)  On April 5, 1999, we issued and sold an aggregate of 280,000 shares of our Series A preferred stock for an aggregate of $700,000 to private investors. These shares are convertible into 280,000 common shares.

            3)  On April 14, 1999, we issued and sold an aggregate of 20,000 shares of our Series A preferred stock for an aggregate of $50,000 to a private investor. These shares are convertible into 20,000 common shares.

            4)  On April 16, 1999, we issued and sold an aggregate of 20,000 shares of our Series A preferred stock for an aggregate of $50,000 to a private investor. These shares are convertible into 20,000 common shares.

            5)  On April 19, 1999, we issued and sold an aggregate of 40,000 shares of our Series A preferred stock for an aggregate of $100,000 to a private investor. These shares are convertible into 40,000 common shares.

            6)  On May 1, 1999, we granted a warrant to purchase an aggregate of 10,000 shares of Series B preferred stock to a private investor for an aggregate exercise price of $100,000.

            7)  On May 8, 1999, we issued and sold an aggregate of 40,000 shares of our Series A preferred stock for an aggregate of $100,000 to a private investor. These shares are convertible into 40,000 common shares.

            8)  On May 14, 1999, we issued and sold an aggregate of 20,000 shares of our Series A preferred stock for an aggregate of $50,000 to a private investor. These shares are convertible into 20,000 common shares.

            9)  On May 17, 1999, we issued and sold an aggregate of 2,000 shares of our Series A preferred stock for an aggregate of $5,000 to a private investor. These shares are convertible into 2,000 common shares.

          10)  On May 27, 1999, we issued and sold an aggregate of 600,000 common shares to Noel Johnson for $6,000.

          11)  On June 16, 1999, we issued and sold an aggregate of 40,000 shares of our Series A preferred stock for an aggregate of $100,000 to a private investor. These shares are convertible into 40,000 common shares.

          12)  On June 29, 1999, we issued and sold an aggregate of 40,000 shares of our Series A preferred stock for an aggregate of $100,000 to a private investor. These shares are convertible into 40,000 common shares.

          13)  On July 26, 1999, we issued and sold an aggregate of 20,000 shares of our Series A preferred stock for an aggregate of $50,000 to a private investor. These shares are convertible into 20,000 common shares.

          14)  On August 5, 1999, we issued and sold an aggregate of 40,000 shares of our Series A preferred stock for an aggregate of $100,000 to a private investor. These shares are convertible into 40,000 common shares.

          15)  On August 10, 1999, we issued and sold an aggregate of 4,000 shares of our Series A preferred stock for an aggregate of $10,000 to a private investor. These shares are convertible into 4,000 common shares.

          16)  On August 13, 1999, we issued and sold an aggregate of 40,000 shares of our Series A preferred stock for an aggregate of $100,000 to a private investor. These shares are convertible into 40,000 common shares.

          17)  On August 21, 1999, we issued and sold an aggregate of 170,240 common shares to SoftCare, Inc. for $42,560.

          18)  On November 19, 1999, we issued and sold an aggregate of 15,000 shares of our Series B preferred stock for an aggregate of $150,000 to a private investor. These shares are convertible into 15,000 common shares.

          19)  On December 7, 1999, we issued and sold an aggregate of 20,000 shares of our Series B preferred stock for an aggregate of $200,000 to a private investor. These shares are convertible into 20,000 common shares.

          20)  On December 9, 1999, we granted a fully vested warrant to purchase an aggregate of 200,000 shares of common stock to James R. Mault for an aggregate exercise price of $275,000.

          21)  On December 17, 1999, we issued and sold an aggregate of 20,000 shares of our Series B preferred stock for an aggregate of $200,000 to a private investor. These shares are convertible into 20,000 common shares.

          22)  On January 31, 2000, we issued and sold an aggregate of 150,000 shares of our Series B preferred stock for an aggregate of $1,500,000 to a private investor. These shares are convertible into 150,000 common shares.

          23)  On February 16, 2000, we issued and sold an aggregate of 10,000 shares of our Series B preferred stock for an aggregate of $100,000 to a private investor. These shares are convertible into 10,000 common shares.

          24)  On February 24, 2000, we issued and sold an aggregate of 50,000 shares of our Series B preferred stock for an aggregate of $500,000 to a private investor. These shares are convertible into 50,000 common shares.

          25)  On March 8, 2000, we issued and sold an aggregate of 105,000 shares of our Series B preferred stock for an aggregate of $1,050,000 to private investors. These shares are convertible into 105,000 common shares.

          26)  On March 10, 2000, we issued and sold an aggregate of 10,000 shares of our Series B preferred stock for an aggregate of $100,000 to private investors. These shares are convertible into 10,000 common shares.

          27)  On March 21, 2000, we issued and sold an aggregate of 5,000 shares of our Series B preferred stock for an aggregate of $50,000 to private investors. These shares are convertible into 5,000 common shares.

          28)  On March 24, 2000, we issued and sold an aggregate of 10,000 shares of our Series B preferred stock for an aggregate of $100,000 to private investors. These shares are convertible into 100,000 common shares.

          29)  On March 31, 2000, we issued and sold an aggregate of 2,500 shares of our Series B preferred stock to a private investor and 2,500 shares to Kamal Hamid for an aggregate of $50,000. These shares are convertible into 5,000 common shares.

          30)  On March 31, 2000, we issued and sold an aggregate of 613,711 common shares to John Sanderson in connection with the acquisition of Softcare, Inc.

          31)  On December 12, 2000, we issued and sold an aggregate of 1,000 common shares to a private investor for in exchange for services rendered.

          32)  On April 16, 2001, we issued an aggregate of 1,084,896 common shares in connection with the acquisition of with Baby-C, Inc.

          33)  On May 8, 2000, we issued and sold an aggregate of 250,000 shares of our Series C preferred stock to a private investor for an aggregate of $5,000,000. These shares are convertible into 250,000 common shares.

          34)  On August 17, 2000, we issued and sold an aggregate of 305,000 shares of our Series C preferred stock to private investors for an aggregate of $6,100,000. These shares are convertible into 305,000 common shares.

          35)  On August 31, 2000, we issued and sold an aggregate of 10,000 shares of our Series C preferred stock to private investors for an aggregate of $200,000. These shares are convertible into 10,000 common shares.

          36)  On October 3, 2000, we issued and sold an aggregate of 15,500 shares of our Series C preferred stock to private investors for an aggregate of $310,000. These shares are convertible into 15,500 common shares.

          37)  On October 13, 2000, we issued and sold an aggregate of 15,000 shares of our Series C preferred stock to a private investor for an aggregate of $300,000. These shares are convertible into 15,000 common shares.

          38)  On November 6, 2000, we issued and sold an aggregate of 100,000 shares of our Series C preferred stock to a private investor for an aggregate of $2,000,000. These shares are convertible into 100,000 common shares.

          39)  On November 8, 2000, we issued and sold an aggregate of 10,000 shares of our Series C preferred stock to private investors for an aggregate of $200,000. These shares are convertible into 10,000 common shares.

          40)  On November 17, 2000, we issued and sold an aggregate of 100,000 shares of our Series C preferred stock to a private investor for an aggregate of $2,000,000. These shares are convertible into 100,000 common shares.

          41)  On December 11, 2000, we issued and sold an aggregate of 37,500 shares of our Series C preferred stock to private investors for an aggregate of $750,000. These shares are convertible into 37,500 common shares.

          42)  On December 18, 2000, we issued and sold an aggregate of 5,000 shares of our Series C preferred stock to a private investor for an aggregate of $100,000. These shares are convertible into 5,000 common shares.

          43)  On February 15, 2001, we issued and sold an aggregate of 5,000 shares of our Series C preferred stock to a private investor for an aggregate of $100,000. These shares are convertible into 5,000 common shares.

          44)  On February 26, 2001, we issued and sold an aggregate of 5,000 shares of our Series C preferred stock to private investors for an aggregate of $100,000. These shares are convertible into 5,000 common shares.

          45)  On March 8, 2001, we issued and sold an aggregate of 50,000 shares of our Series C preferred stock to private investors for an aggregate of $1,000,000. These shares are convertible into 50,000 common shares.

          46)  On March 9, 2001, we issued and sold an aggregate of 5,000 shares of our Series C preferred stock to a private investor for an aggregate of $100,000. These shares are convertible into 5,000 common shares.

          47)  On April 11, 2001, pursuant to a price adjustment of our Series C preferred stock from $20.00 per share to $10.00 per share, we issued an aggregate of 913,000 additional shares of our Series C preferred stock, on a pro rata basis, to all existing holders of our Series C preferred stock who had initially purchased shares of our Series C preferred stock at the initial purchase price of $20.00 per share. We previously received an aggregate of $9,130,000, as indicated in items 33 through 46 above, in consideration for this additional issuance of 913,000 shares.

          48)  On April 12, 2001, we issued and sold an aggregate of 35,000 shares of our Series C preferred stock to private investors for an aggregate of $350,000. These shares are convertible into 35,000 common shares.

          49)  On April 16, 2001, we issued and sold an aggregate of 500,000 shares of our Series C preferred stock to private investors for an aggregate of $5,000,000. These shares are convertible into 500,000 common shares.

          50)  On April 17, 2001, we issued and sold an aggregate of 110,000 shares of our Series C preferred stock to a private investor for an aggregate of $1,100,000. These shares are convertible into 110,000 common shares.

          51)  On April 23, 2001, we issued and sold an aggregate of 50,000 shares of our Series C preferred stock to private investors for an aggregate of $500,000. These shares are convertible into 50,000 common shares.

          52)  On April 26, 2001, we issued and sold an aggregate of 250,000 shares of our Series C preferred stock to private investors for an aggregate of $2,500,000. These shares are convertible into 250,000 common shares.

          53)  On April 30, 2001, we issued and sold an aggregate of 100,000 shares of our Series C preferred stock to a private investor for an aggregate of $1,000,000. These shares are convertible into 100,000 common shares.

          54)  On May 1, 2001, we issued a fully vested warrant to purchase an aggregate of 50,000 shares of our common stock to a private investor for an aggregate exercise price of $750,000.

          55)  On May 1, 2001, we issued a fully vested warrant to purchase an aggregate of 50,000 shares of our common stock to a private investor for an aggregate exercise price of $500,000.

          56)  On May 9, 2001, we issued and sold an aggregate of 15,000 shares of our Series C preferred stock to a private investor for an aggregate of $150,000. These shares are convertible into 15,000 common shares.

          57)  On May 21, 2001, we issued and sold an aggregate of 200,000 shares of our Series C preferred stock to a private investor for an aggregate of $2,000,000. These shares are convertible into 200,000 common shares.

          58)  On June 4, 2001, we issued and sold an aggregate of 650,000 shares of our Series C preferred stock to private investors for an aggregate of $6,500,000. These shares are convertible into 650,000 common shares.

          59)  On June 11, 2001, we issued and sold an aggregate of 214,000 shares of our Series C preferred stock to private investors for an aggregate of $2,140,000. These shares are convertible into 214,000 common shares.

          60)  On June 12, 2001, we issued and sold an aggregate of 50,000 shares of our Series C preferred stock to a private investor for an aggregate of $500,000. These shares are convertible into 50,000 common shares.

          61)  On June 25, 2001, we issued and sold an aggregate of 50,000 shares of our Series C preferred stock to private investors for an aggregate of $500,000. These shares are convertible into 50,000 common shares.

          62)  On July 3, 2001, we issued and sold an aggregate of 200,000 shares of our Series C preferred stock to private investors for an aggregate of $2,000,000. These shares are convertible into 200,000 common shares.

          63)  On July 30, 2001, we issued and sold an aggregate of 25,000 shares of our Series C preferred stock to a private investor for an aggregate of $250,000. These shares are convertible into 25,000 common shares.

          64)  On October 19, 2001, we issued and sold an aggregate of 25,000 shares of our Series C preferred stock to a private investor for an aggregate of $250,000. These shares are convertible into 25,000 common shares.

          65)  On November 13, 2001, we issued and sold an aggregate of 200,000 shares of our Series C preferred stock to private investor for an aggregate of $2,000,000. These shares are convertible into 200,000 common shares.

          66)  On November 19, 2001, we issued and sold an aggregate of 5,000 shares of our Series C preferred stock to private investors for an aggregate of $50,000. These shares are convertible into 5,000 common shares.

          67)  On November 21, 2001, we issued and sold an aggregate of 2,500 shares of our Series C preferred stock to private investors for an aggregate of $25,000. These shares are convertible into 2,500 common shares.

          68)  On November 27, 2001, we issued and sold an aggregate of 2,500 shares of our Series C preferred stock to private investors for an aggregate of $25,000. These shares are convertible into 2,500 common shares.

          69)  On December 5, 2001, we issued and sold an aggregate of 200,000 shares of our Series C preferred stock to a private investor for an aggregate of $2,000,000. These shares are convertible into 200,000 common shares.

          70)  On January 8, 2002, we issued and sold an aggregate of 100,000 shares of our Series C preferred stock to a private investor for an aggregate of $1,000,000. These shares are convertible into 100,000 common shares.

          71)  On January 22, 2002, we issued and sold an aggregate of 100,000 shares of our Series C preferred stock to a private investor for an aggregate of $1,000,000. These shares are convertible into 100,000 common shares.

          72)  On February 14, 2002, we issued and sold an aggregate of 90,000 shares of our Series C preferred stock to a private investor for an aggregate of $900,000. These shares are convertible into 90,000 common shares.

          73)  Upon the closing of this offering, we have agreed to issue a warrant to HEALTHSOUTH Corporation to purchase shares of our common stock equal to 10% of the outstanding shares on a fully-diluted basis at a per share exercise price equal to the per share offering price.

        On April 24, 2002, the board of directors approved a four for three stock split of our outstanding common stock, preferred stock and issued and outstanding options. The sales of the above securities are reflected on a pre-split basis.

        For additional information concerning these equity investment transactions, reference is made to the information contained under the caption "Certain Transactions" in the form of prospectus included herein.

        The sales of the above securities were deemed to be exempt from registration in reliance on Rule 701 promulgated under Section 3(b) under the Securities Act as transactions pursuant to a compensatory benefit plan or a written contract relating to compensation, or in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about HealtheTech or had access, through employment or other relationships, to such information.

Item 16.    Exhibits and Financial Statement Schedules

  (a)    Exhibits

Exhibit Number
1.1	Form of Underwriting Agreement.**
3.1	Amended and Restated Certificate of Incorporation of registrant.
3.2	Form of Amended and Restated Certificate of Incorporation of registrant to be filed upon the closing of the offering made under the registration statement.
3.3	Bylaws of registrant, effective May 15, 1998.**
3.4	Amendment to Bylaws of registrant, effective December 21, 1998.**
3.5	Amendment to Bylaws of registrant, effective December 9, 1999.**
3.6	Amendment to Bylaws of registrant, effective July 11, 2000.**
3.7	Amendment to Bylaws of registrant, effective July 31, 2000.**
3.8	Amendment to Bylaws of registrant, effective March 27, 2001.**
3.9	Amended and Restated Bylaws of registrant to be filed upon the closing of the offering made under the registration statement.
4.1	Form of registrant's common stock certificate.**
4.2	Sixth Amended and Restated Investor Rights Agreement, as amended, dated June 21, 2001, between the registrant and the parties named therein.*
4.3	Amendment No. 1 to the Sixth Amended and Restated Investor Rights Agreement, dated June , 2002, between the registrant and the parties named therein.*
4.4(a)	Warrant to Purchase Shares of Common Stock issuable by the registrant to HEALTHSOUTH Corporation.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.*
10.1	Form of Indemnification Agreement entered into by registrant with each of its directors and executive officers.**
10.2	1998 Stock Plan.**
10.3	2002 Stock Plan and related agreements.
10.4	2002 Employee Stock Purchase Plan and related agreements.
10.5	2002 Director Option Plan and related agreements.
10.6	Standard Office Lease, dated October 2, 2000, between the registrant and New Genesee Land Company, LLC, as amended on January 24, 2001.**
10.7	Office Lease, dated April 24, 2000, between the registrant and Gatito Enterprises Joint Venture.**
10.8	Lease Agreement, dated April 17, 2000, between the registrant and Dale Riveland, Christina M. Riveland, Kenneth Johnstone and Pearl L. Johnstone.**
10.9	Assignment Agreement, dated May 22, 2002, between the registrant and James R. Mault, M.D.**

10.10†	License Agreement, dated August 17, 1999, between the registrant and Sensors for Medicine and Science, Inc.
10.11	Amendment No.1 to License Agreement, dated October 30, 1999, between the registrant and Sensors for Medicine and Science, Inc.**
10.12	Amendment and Supplement to License Agreement, dated March 31, 2000, between the registrant and Sensors for Medicine and Science, Inc.**
10.13†	Agreement, dated November 7, 2001, between the registrant and Sensors for Medicine and Science, Inc.
10.14†	License Agreement, dated August 21, 1999, between the registrant and ndd Medizintechnik AG.
10.15†	License Agreement, dated August 21, 1999, between the registrant and ndd Medizintechnik AG.
10.16†	Agreement for Electronic Manufacturing Services, dated April 3, 2001, between the registrant and Sanmina Corporation.**
10.17†	International Distribution Agreement, dated August 1, 2001, between the registrant and SensorMedics Corporation, a subsidiary of VIASYS Healthcare.**
10.18†	Exclusive Distribution Agreement, dated December 5, 2001, between the registrant and Nature's Sunshine Products, Inc.**
10.19†	United States Sales and Distribution Agreement, dated December 21, 2001, between the registrant and US Wellness, Inc.**
10.20	Purchase Agreement, dated March 6, 2002, between the registrant and Piranha Plastics, LLC.**
10.21	Purchase Agreement, dated March 6, 2002, between the registrant and Sienna Corporation.**
10.22†	International Distribution Agreement, dated March 19, 2002, between the registrant and Microlife Corporation.**
10.23†	Supply and Services Agreement, dated March 25, 2002, between the registrant and Bally Total Fitness Corporation.**
10.24	Employment Offer Letter, executed on April 23, 2000, between the registrant and James R. Mault.**
10.25	Employment Offer Letter, executed on May 27, 1999, between the registrant and Noel L. Johnson.**
10.26	Employment Offer Letter, executed on February 11, 2002, between the registrant and Stephen E. Webb.**
10.27	Employment Offer Letter, executed on October 2, 2000, between the registrant and Kamal Hamid.**
10.28	Employment Offer Letter, executed on July 26, 2000, between the registrant and Jay T. Kearney.**
10.29	Employment Offer Letter, executed on July 14, 2000, between the registrant and Mark B. Mondry.**

10.30	Change of Control Agreement, executed on November 10, 2000, between the registrant and James R. Mault.**
10.31	Change of Control Agreement, executed on November 3, 2000, between the registrant and Noel L. Johnson.**
10.32	Change of Control Agreement, executed on April 1, 2002, between the registrant and Stephen E. Webb.**
10.33	Change of Control Agreement, executed on April 11, 2002, between the registrant and Kamal Hamid.**
10.34	Change of Control Agreement, executed on July 14, 2000, between the registrant and Mark B. Mondry.**
10.35	Employment Offer Letter, executed on April 11, 2002, between the registrant and Scott K. Meyer.**
10.36	Change of Control Agreement, executed on April 11, 2002, between the registrant and Scott K. Meyer.**
10.37	Strategic Agreement, dated May 23, 2002, between the registrant and HEALTHSOUTH Corporation.
10.38	Promotion Agreement, dated May 23, 2002, between the registrant and HEALTHSOUTH Corporation.
21.1	Subsidiaries of the registrant.**
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).*
23.2	Consent of KPMG LLP, Independent Auditors.
24.1	Power of Attorney.**

*
To be filed by amendment.

**
Previously filed.

†
Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

(a)
Filed as Attachment B to Exhibit 10.38 of this Form S-1.

  (b)    Financial Statement Schedules

    None.

        Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

          (1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on the 11th day of June, 2002.

HEALTHETECH, INC.
By:	/s/ JAMES R. MAULT James R. Mault, M.D. Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

/s/ JAMES R. MAULT James R. Mault, M.D.		Chairman and Chief Executive Officer (Principal Executive Officer)	June 11, 2002
/s/ NOEL L. JOHNSON Noel L. Johnson, Ph.D.		Chief Operating Officer and President and Director	June 11, 2002
/s/ STEPHEN E. WEBB Stephen E. Webb		Chief Financial Officer (Principal Financial and Accounting Officer)	June 11, 2002
* Khalid Al-Mansour		Director	June 11, 2002
* Allen M. Krass		Director	June 11, 2002
* William Ross		Director	June 11, 2002
* Charles P. Rothstein		Director	June 11, 2002
* Arthur Samberg		Director	June 11, 2002
* Robert Theis		Director	June 11, 2002
*By:	/s/ STEPHEN E. WEBB Attorney-in-fact		June 11, 2002

EXHIBIT INDEX

Exhibit Number
1.1	Form of Underwriting Agreement.**
3.1	Amended and Restated Certificate of Incorporation of registrant.
3.2	Form of Amended and Restated Certificate of Incorporation of registrant to be filed upon the closing of the offering made under the registration statement.
3.3	Bylaws of registrant, effective May 15, 1998.**
3.4	Amendment to Bylaws of registrant, effective December 21, 1998.**
3.5	Amendment to Bylaws of registrant, effective December 9, 1999.**
3.6	Amendment to Bylaws of registrant, effective July 11, 2000.**
3.7	Amendment to Bylaws of registrant, effective July 31, 2000.**
3.8	Amendment to Bylaws of registrant, effective March 27, 2001.**
3.9	Amended and Restated Bylaws of registrant to be filed upon the closing of the offering made under the registration statement.
4.1	Form of registrant's common stock certificate.**
4.2	Sixth Amended and Restated Investor Rights Agreement, as amended, dated June 21, 2001, between the registrant and the parties named therein.*
4.3	Amendment No. 1 to the Sixth Amended and Restated Investor Rights Agreement, dated June , 2002, between the registrant and the parties named therein.*
4.4(a)	Warrant to Purchase Shares of Common Stock issuable by the registrant to HEALTHSOUTH Corporation.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.*
10.1	Form of Indemnification Agreement entered into by registrant with each of its directors and executive officers.**
10.2	1998 Stock Plan.**
10.3	2002 Stock Plan and related agreements.
10.4	2002 Employee Stock Purchase Plan and related agreements.
10.5	2002 Director Option Plan and related agreements.
10.6	Standard Office Lease, dated October 2, 2000, between the registrant and New Genesee Land Company, LLC, as amended on January 24, 2001.**
10.7	Office Lease, dated April 24, 2000, between the registrant and Gatito Enterprises Joint Venture.**
10.8	Lease Agreement, dated April 17, 2000, between the registrant and Dale Riveland, Christina M. Riveland, Kenneth Johnstone and Pearl L. Johnstone.**
10.9	Assignment Agreement, dated May 22, 2002, between the registrant and James R. Mault, M.D.**
10.10†	License Agreement, dated August 17, 1999, between the registrant and Sensors for Medicine and Science, Inc.
10.11	Amendment No.1 to License Agreement, dated October 30, 1999, between the registrant and Sensors for Medicine and Science, Inc.**
10.12	Amendment and Supplement to License Agreement, dated March 31, 2000, between the registrant and Sensors for Medicine and Science, Inc.**

10.13†	Agreement, dated November 7, 2001, between the registrant and Sensors for Medicine and Science, Inc.
10.14†	License Agreement, dated August 21, 1999, between the registrant and ndd Medizintechnik AG.
10.15†	License Agreement, dated August 21, 1999, between the registrant and ndd Medizintechnik AG.
10.16†	Agreement for Electronic Manufacturing Services, dated April 3, 2001, between the registrant and Sanmina Corporation.**
10.17†	International Distribution Agreement, dated August 1, 2001, between the registrant and SensorMedics Corporation, a subsidiary of VIASYS Healthcare.**
10.18†	Exclusive Distribution Agreement, dated December 5, 2001, between the registrant and Nature's Sunshine Products, Inc.**
10.19†	United States Sales and Distribution Agreement, dated December 21, 2001, between the registrant and US Wellness, Inc.**
10.20	Purchase Agreement, dated March 6, 2002, between the registrant and Piranha Plastics, LLC.**
10.21	Purchase Agreement, dated March 6, 2002, between the registrant and Sienna Corporation.**
10.22†	International Distribution Agreement, dated March 19, 2002, between the registrant and Microlife Corporation.**
10.23†	Supply and Services Agreement, dated March 25, 2002, between the registrant and Bally Total Fitness Corporation.**
10.24	Employment Offer Letter, executed on April 23, 2000, between the registrant and James R. Mault.**
10.25	Employment Offer Letter, executed on May 27, 1999, between the registrant and Noel L. Johnson.**
10.26	Employment Offer Letter, executed on February 11, 2002, between the registrant and Stephen E. Webb.**
10.27	Employment Offer Letter, executed on October 2, 2000, between the registrant and Kamal Hamid.**
10.28	Employment Offer Letter, executed on July 26, 2000, between the registrant and Jay T. Kearney.**
10.29	Employment Offer Letter, executed on July 14, 2000, between the registrant and Mark B. Mondry.**
10.30	Change of Control Agreement, executed on November 10, 2000, between the registrant and James R. Mault.**
10.31	Change of Control Agreement, executed on November 3, 2000, between the registrant and Noel L. Johnson.**
10.32	Change of Control Agreement, executed on April 1, 2002, between the registrant and Stephen E. Webb.**
10.33	Change of Control Agreement, executed on April 11, 2002, between the registrant and Kamal Hamid.**
10.34	Change of Control Agreement, executed on July 14, 2000, between the registrant and Mark B. Mondry.**

10.35	Employment Offer Letter, executed on April 11, 2002, between the registrant and Scott K. Meyer.**
10.36	Change of Control Agreement, executed on April 11, 2002, between the registrant and Scott K. Meyer.**
10.37	Strategic Agreement, dated May 23, 2002, between the registrant and HEALTHSOUTH Corporation.
10.38	Promotion Agreement, dated May 23, 2002, between the registrant and HEALTHSOUTH Corporation.
21.1	Subsidiaries of the registrant.**
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).*
23.2	Consent of KPMG LLP, Independent Auditors.
24.1	Power of Attorney.**

*
To be filed by amendment.
**
Previously filed.
†
Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.
(a)
Filed as Attachment B to Exhibit 10.38 of this Form S-1.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX